Exhibit 10.21

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of March 31, 2004 (this “Agreement”), is entered into by and between Global Innovation Partners, LLC, a Delaware limited liability company (“GIP”), and Digital Realty Trust, Inc., a Maryland corporation (“Digital Realty”).

RECITALS

WHEREAS, Digital Realty is contemplating an initial public offering (an “IPO”) of its common stock, and the listing thereof on the New York Stock Exchange; and

WHEREAS, GIP proposes to contribute certain of its real property to the operating partnership subsidiary of Digital Realty and Digital Realty wishes to borrow from GIP funds necessary for Digital Realty to pursue and consummate an IPO transaction.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Loan. GIP hereby agrees to loan to Digital Realty funds to be used by or on behalf of Digital Realty to cover costs and expenses associated with pursuing and consummating an IPO transaction, including without limitation, the fees associated with the provision of accounting and legal services. Digital Realty hereby agrees to repay such borrowed funds in full within ten (10) days from the consummation of the IPO transaction.

2. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

3. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties and supersede all prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by the parties hereto or by any director, officer, member, employee, agent, affiliate or representative of any party hereto.

4. Counterparts. This Agreement may be executed in one or more counterparts, with original or facsimile signatures, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first written above.

GLOBAL INNOVATION PARTNERS, LLC

By: Global innovation Manager, LLC, its Manager

/s/ RICHARD A. MAGNUSON
By:	Richard A. Magnuson
Its:	Chief Executive Officer

DIGITAL REALTY TRUST, INC.

/s/ MICHAEL F. FOUST
By:	Michael F. Foust
Its:	Chief Executive Officer

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